UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5                                             Corporate Governance and Management

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On June 19, 2013, the Board of Directors (the “Board”) of Rally Software Development Corp. (the “Company”) approved an increase to the base salary and target bonus amount for the second half of fiscal year 2014 for Timothy A. Miller, the Company’s President, Chief Executive Officer and Chairman.  On June 19, 2013, the Compensation Committee of the Board (the “Committee”) also approved an increase to the base salaries and annual target bonus amounts for the second half of fiscal year 2014 for each of James M. Lejeal, the Company’s Chief Financial Officer and Treasurer, and Ryan A. Martens, the Company’s Chief Technology Officer.  The increases approved by the Board and the Committee will be effective as of August 1, 2013, the beginning of the Company’s third fiscal quarter for its 2014 fiscal year.  For fiscal year 2014, Messrs. Miller and Martens are eligible to receive bonus payments pursuant to the Company’s management bonus programs.  Mr. Lejeal will be eligible to receive bonus payments for the second half of fiscal year 2014 pursuant to the Company’s management bonus programs.  Mr. Lejeal’s bonus payments for the first half of fiscal year 2014 will be made pursuant to his existing management by objective programs, which will be discontinued effective as of August 1, 2013.  The following chart sets forth the increased base salary and target bonus amount for each of Messrs. Miller, Lejeal and Martens.  The target bonus amounts, which are presented as a percentage of the new base salaries, are shown on an annualized basis such that the second half of fiscal year 2014 target bonus amounts for the individuals named below are 50% of the presented percentages:

Base Salary and Target Bonus Increases

	New Base Salary	New Target Bonus Amount (percent of New Base Salary)
Timothy A. Miller President, Chief Executive Officer and Chairman	$360,000	65%
James M. Lejeal Chief Financial Officer and Treasurer	$310,000	20%
Ryan A. Martens Chief Technology Officer	$295,000	20%

Stock Option and Restricted Stock Unit Grants

On June 19, 2013, the Board approved the grant of stock options (“Options”) and restricted stock units (“RSUs”) to Timothy A. Miller, with such grants to be effective on June 28, 2013.  On June 19, 2013, the Committee also approved the grant of Options and RSUs to each of James M. Lejeal and Ryan A. Martens, with such grants to be effective on June 28, 2013.  The following table sets forth the number of Options and RSUs granted to each of Messrs. Miller, Lejeal and Martens:

	Options Granted	RSUs Granted
Timothy A. Miller President, Chief Executive Officer and Chairman	40,000	33,000
James M. Lejeal Chief Financial Officer and Treasurer	17,000	16,000
Ryan A. Martens Chief Technology Officer	17,000	13,500

The Options and RSUs will be granted under the Company’s 2013 Equity Incentive Plan, and the Company’s forms of stock option agreement, option grant notice, restricted stock unit award agreement and notice of grant award, respectively (collectively, the “Related Agreements”), in each case, previously filed with the Securities and Exchange Commission (the “SEC”).  The Options will vest and become exercisable in a series of 48 successive equal monthly installments, and the RSUs will vest in a series of four successive equal annual installments, in each case, beginning on June 28, 2013 and provided that the recipient remains employed by the Company through the applicable vesting date.

The foregoing summary of the Related Agreements is qualified in its entirety by reference to the full text of the Related Agreements that the Company has previously filed with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.
Dated: June 25, 2013

	By:	/s/ James M. Lejeal
James M. Lejeal
Chief Financial Officer and Treasurer

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